UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2018

RISE GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 – 669 Howe Street

Vancouver, British Columbia

Canada

(Address of principal executive offices)

V6C 0B4

(Zip Code)

Registrant’s telephone number, including area code:  (604) 260-4577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e -4)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑

Item 3.02

Unregistered Sales of Securities

Further to our previous announcement on October 16, 2018 of a non-brokered private offering (the “Offering”) of 25,000,000 units (each a “Unit”) at a price of C$0.10 per Unit for gross proceeds of C$2,500,000 (see our Form 8-K filed on October 18, 2018), we further announced on November 6, 2018 the closing of the second and final tranche of the Offering.

In the final tranche closing, we raised a total of C$750,000 through the sale of 7,500,000 Units. Each Unit consists of one share of common stock (a “Share”) and one half of one share purchase warrant (a “Warrant”).  Each whole Warrant entitles the holder to acquire one Share at an exercise price of C$0.13 until November 5, 2020.  All 7,500,000 Units issued in the final tranche were acquired by Southern Arc Minerals Inc.  All securities issued pursuant to the Offering will be subject to statutory hold periods in accordance with applicable United States and Canadian securities laws.  We will use the proceeds from the Offering for the advancement of our Idaho-Maryland Gold Project and for general working capital.

We offered and sold the Units in the final tranche in reliance on the exclusion from registration provided by Rule 903 Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), because the purchaser was outside of the United States and we did not engage in any “directed selling efforts,” as defined in Rule 902 of Regulation S.

Item 9.01

Financial Statements and Exhibits

Exhibit

No.

Description

99.1

Press release dated November 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 6, 2018

RISE GOLD CORP.

/s/ Benjamin Mossman
Benjamin Mossman
Chief Executive Officer